EXHIBIT 99.1

HORIZON SPACE ACQUISITION II CORP.

PRO FORMA BALANCE SHEET

NOVEMBER 18, 2024

			Pro Forma
Assets		November 18, 2024	Adjustments		As Adjusted
Current Assets			(Unaudited)		(Unaudited)
Cash `		$939,635	$(135,000	)(b)	$804,635
Prepaid expense		2,000	-		2,000
Total Current Assets		941,635	(135,000)		806,635

Cash held in Trust Account		60,000,000	9,000,000	(a)	69,000,000
			135,000	(b)
			(135,000	)(c)
Total Assets		$60,941,635	$8,865,000		$69,806,635

Liabilities, Ordinary Shares Subject to Possible Redemptions and Shareholders Equity
Current Liabilities
Amount due to related party		$369,035	$(135,000	)(b)	$234,035
Accrued expense		23,550	-		23,550
Over-allotment liability		89,730	(89,730	)(e)	-
Total Current Liabilities		482,315	(224,730)		257,585
Total Liabilities		482,315	(224,730)		257,585

Commitments and Contingencies (Note 6)

Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 6,000,000 shares subject to possible redemption		60,000,000	9,000,000	(d)	69,000,000

Shareholder's Equity :
Preferred share, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding		-
Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 2,135,000 shares and 2,180,000 issued and outstanding as actual and adjusted, respectively. (excluding 6,000,000 shares and 6,900,000 shares subject to possible redemption, as actual and adjusted, respectively)	(1)(2)	214	90	(a)	218
			1	(b)
			3	(c)
			(90	)(d)
Additional paid-in capital		566,839	8,999,910	(a)	656,565
			134,999	(b)
			(135,003	)(c)
			(8,999,910	)(d)
			89,730	(e)
Accumulated deficit		(107,733)	-		(107,733)
Total Shareholder's Equity		459,320	89,730	(a)	549,050
Total Liabilities Ordinary Shares Subject to Possible Redemptions and Shareholder s Equity		$60,941,635	8,865,000	(b)	69,806,635

The accompany notes are an integral part of the pro forma financial statement.

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HORIZON SPACE ACQUISITION II CORP.

NOTES TO PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Options and Additional Private Units, and Issuance of Additional Representative Shares

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Horizon Space Acquisition II Corp. (the “Company”) as of November 18, 2024, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 21, 2024 as described below.

On November 18, 2024, the Company consummated its initial public offering (the “IPO”) of 6,000,000 units (“Units”). Each unit consists of one ordinary share, and one right to receive one-tenth (1/10) of one ordinary share. Each ten rights entitle the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 200,000 units (the “Private Placement Units”) to the Sponsor, at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,000,000.

The Company also issued to the underwriter (“Representative”) 210,000 ordinary shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO.

On November 19, 2024, the underwriter notified the Company of its exercise of the over-allotment option in full to purchase additional 900,000 Units of the Company (the “Over-Allotment Option”). As a result, on November 21, 2024, 900,000 Units were sold to the underwriter at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collectively, the “Public Units”), generating gross proceeds of $9,000,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 13,500 units (the “Additional Private Units” and together with the Initial Private Units, collectively, the “Private Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Unit, generating gross proceeds of $135,000. In connection with the issuance and sales of the Option Units, the Company issued additional 31,500 Representative Shares to the underwriter.

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Pro forma adjustments to reflect the sale of the Option Units, the sale of the Additional Private Units and the issuance of the additional Representative Shares described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in Trust Account	$9,000,000
	Ordinary shares		$90
	Additional paid-in capital		$8,999,910
		To record the sale of 900,000 Option Units at $10.00 per Unit

(b)	Cash held in Trust Account	$135,000
	Amount due to related party	$135,000
	Ordinary shares		$1
	Cash		$135,000
	Additional paid-in capital		$134,999
		To record the sale of 13,500 Private Placement Units at $10.00 per Unit

(c)	Additional paid-in capital	$135,003
	Ordinary shares		$3
	Cash		$135,000
		To record the issuance of the additional representative shares and payment of underwriters' fee arising from the sale of Option Units

(d)	Ordinary shares	$90
	Additional paid-in capital	$8,999,910
	Ordinary shares subject to possible redemption		$9,000,000
		To accrete the carrying value of ordinary shares out of permanent equity into Ordinary shares subject to possible redemptions

(e)	Over-allotment liability	$89,730
	Additional paid-in capital		$89,730
		To transfer the over-allotment liability into additional paid-in capital upon exercise of the Option Units

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